Exhibit 99.1

GLOBAL EAGLE ENTERTAINMENT

Global Eagle Entertainment Completes Acquisition of Emerging Markets Communications

Forms Leading Provider of Satellite-Based

Connectivity and Media to Global Mobility Markets

Leverages Complementary Products, Technologies and Service Offerings

Across Air, Sea and Land Verticals to Drive Growth

Annual Synergies Expected to Exceed $40 Million

LOS ANGELES, July 27, 2016 -- Global Eagle Entertainment Inc. (NASDAQ: ENT) (“GEE”) today announced that it has completed its previously announced acquisition of Emerging Markets Communications (“EMC”), a leading communications services provider to maritime and hard-to-reach land markets.

Combination Overview

The combination of GEE and EMC creates one of the world’s largest providers of satellite-based connectivity and media to the rapidly growing global mobility market. GEE has established a strong track record of successfully delivering media content and connectivity to airlines, while EMC has become a top provider of connectivity to maritime and hard-to-reach land markets. When combined with EMC, GEE benefits from significant economies of scale and an enhanced global infrastructure that enables it to deliver a comprehensive portfolio of products to customers.

With the combination, GEE possesses unique attributes that will provide additional opportunities to drive revenue growth and operational efficiencies, including:

•	An unparalleled portfolio of products and services tailored to mobility markets, including global connectivity, media content in 47 languages, live television, travel and entertainment apps, user interface platforms and data capture and operations analytics tools;
•	A global sales force and support organization that reaches all major mobility verticals including aviation, maritime, energy and remote locations;
•	A satellite and ground-based network infrastructure that can provide customers connectivity and media across multiple frequency bands anywhere in the world;
•	Proprietary, patented technologies that enhance the connected traveler’s user experience and reduce costs across market verticals;
•	A diversified revenue base with over 400 customers, balanced between media and connectivity, and over half of all revenue coming from international markets; and
•	Engineering, technical and managerial resources to effectively drive new product development, program management, product maintenance, and field support.

GLOBAL EAGLE ENTERTAINMENT

“This is a transformational acquisition for our company and in our industry,” said GEE Chief Executive Officer Dave Davis. “The combination of GEE and EMC enables us to provide our customers with a breadth of products and services unmatched in the markets we serve, whether in the air, at sea, or on land. GEE will continue to strive to be customer focused, product driven, and operationally excellent.”

Synergy Opportunities

GEE has a successful track record of integrating acquisitions and achieving synergies. With EMC, the Company expects to realize synergies of $15 million in 2017, growing to $40 million in 2018 and thereafter. A major source of savings is expected to come from network efficiencies, including the ability to optimize bandwidth costs through a consolidation of existing network assets, including space segment and ground infrastructure, as well as better capacity utilization. Savings are also expected through reductions in SG&A spending and the consolidation of facilities.

In addition to cost savings, GEE expects the combination to generate significant revenue synergies. Driving sales of GEE’s media, software, advertising and operations solutions products in the underserved maritime market are a key objective of the Company. GEE’s digital media team has had a long-term relationship with EMC and expects to launch new products to major cruise lines before year-end. EMC’s proprietary technologies are in use today to improve the connectivity experience and optimize bandwidth usage in the maritime market. GEE will soon introduce these technologies into the aviation market.

Corporate Structure

Dave Davis will continue to lead GEE as CEO. Abel Avellan, founder and CEO of EMC, will serve as President and Chief Strategy Officer of GEE. As part of the transaction, ABRY Partners, EMC’s largest shareholder, has a right to nominate a director to GEE’s board.

In conjunction with the transaction close, GEE has established three operational business units.

•	The Media Business Unit delivers films and television shows, live TV, music, games and other content to aviation and maritime customers, including approximately 6,500 aircraft and many cruise ships currently served by GEE. Other products include digital and streaming media offerings such as the Airtime Content-to-Go application and the Entice streaming media system. Wale Adepoju will lead the Media Business Unit as Executive Vice President of Media. Previously, Wale served as Chief Commercial Officer of GEE.
•	The Aviation Business Unit serves commercial airlines and private aviation using GEE’s proprietary Airconnect GlobalTM connectivity platform, which is currently installed on nearly 750 aircraft worldwide. The Business Unit also provides Navaero electronic flight bag (EFB) data interfaces and powered mounting systems, which are in place on nearly 4,000 aircraft today, as well as Masflight operational data analytics services. Joshua Marks, who previously led GEE’s Operations Solutions team, will lead the Aviation Business Unit as Executive Vice President of Aviation.
•	The Maritime and Land Business Unit delivers connectivity and mission critical services to cruise and ferry lines, yachts, commercial shippers and land-based users such as non-governmental organizations and mobile network operators. Through this transaction, GEE has acquired a strong maritime customer base, serving over 1,500 vessels and 100,000 cruise ship cabins. In addition to overseeing certain corporate functions at GEE, Abel Avellan will lead the Maritime and Land Business Unit.

GEE will provide further detail on the transaction on its upcoming earnings call on Monday, August 8, 2016, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern time).

GLOBAL EAGLE ENTERTAINMENT

About Global Eagle

Global Eagle Entertainment Inc. (NASDAQ: ENT) is a leading provider of satellite-based connectivity and media to fast-growing, global mobility markets across air, sea and land. Supported by proprietary and best-in-class technologies, GEE offers a fully integrated suite of rich media content and seamless connectivity solutions that cover the globe. With approximately 1,500 employees and approximately 50 offices on six continents, GEE delivers exceptional service and rapid support to a diverse base of customers around the world. Find out more at: www.geemedia.com.

Forward-Looking Statements

We make forward-looking statements in this press release within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including, without limitation, our ability to successfully integrate EMC and achieve synergies therefrom, the expected performance of the combined GEE-EMC business, future financial or business performance and strategies. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. As a result of a number of risks and uncertainties, our forward-looking statements may turn out to be wrong, and our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. A discussion of risks and uncertainties related to GEE’s business and the EMC acquisition that could cause actual results to differ is included in GEE’s May 9, 2016 press release announcing the acquisition and in the section entitled “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and our subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and GEE undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise

Investor Contact:

Kevin Trosian

Senior Vice President, Corporate Development and Investor Relations

+1 310-740-8624

investor.relations@geemedia.com

Media Contact:

Jenelle Benoit

Director, Marketing & Communications

+1 310-321-6612

pr@geemedia.com

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